FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2010

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation announced today that the U.S. Coast Guard has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"), a $12,861,411 modification to previously awarded contract HSCG85-09-C-6BX667 in support of USCGC Polar Star's (WAGB-10) reactivation since being in "Caretaker Status" nearly four years. Repairs and alterations performed during the planned dockside availability of the icebreaker are in the second phase of the cutter's overhaul. The contract modification provides for the alteration and repair of ship's systems, engines and shipboard equipment. The work is being accomplished at Todd Pacific's Seattle shipyard having begun in May 2010 under a provisional authorization, and is expected to be complete in November 2010.

The planned dockside availability for USCGC Polar Star is being performed pursuant to Todd Pacific's five-year Multi-Ship Multi-Option ("MSMO") contract with the Coast Guard for the overhaul and continued maintenance of the two Polar Class Icebreakers stationed at Seattle, Washington. The cost-type contract was awarded to Todd Pacific in February 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2010.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel